Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter


Nuveen Preferred Securities Income Fund, f/k/a
   Nuveen Quality Preferred Income Fund 2

811-21137

The Registrants Charter (Declaration of Trust) was amended on May 9, 2016 to change the name of the fund. We hereby incorporate by reference to this Sub-Item 77Q1(a) the Name Change Amendment to the Declaration of Trust which was filed as Exhibit
99.1.B, under Conformed Submission Type Form
POS EX, accession number 0001193125-16-
641708, on July 5, 2016.